Exhibit 99.1

 FORM OF CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                               (ARMANDO B. FLORES)

     I, Armando B. Flores, the Chairman of the Administrative Committee for the Pinnacle West Capital Corporation ("Pinnacle West") Savings Plan and Executive Vice President, Corporate Business Services of Pinnacle West, certify, to the best of my knowledge, that: (a) the attached Annual Report on Form 11-K of The Pinnacle West Capital Corporation Savings Plan (the "Plan") for the fiscal year ended December 31, 2002 (the "Form 11-K Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (b) the information contained in the Form 11-K Report fairly presents, in all material respects, the financial condition and the net assets available for benefits and the changes in net assets available for benefits of the Plan as of December 31, 2002 and 2001.


                                        Armando B. Flores
                                        ----------------------------------------
                                        Armando B. Flores
                                        Executive Vice President
                                        Corporate Business Services

                                        Date: June 27, 2003